Exhibit 10.1

Confidential portions of this document have been omitted pursuant to a request for confidential treatment and filed separately with Securities and Exchange Commission

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (together with the exhibits hereto, the “Settlement Agreement”) is made and entered into on the July 27, 2010 by and between Health Discovery Corporation (“HDC”) and  *(the “Investor”) (HDC and Investor are collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, Investor has through various letters and contentions, made directly and through counsel, asserted certain claims and potential claims against HDC, including, without limitation claims related to that certain Securities Purchase Agreement dated August 15, 2007 by and between HDC and the investors listed therein (including Investor) (as amended (the “Purchase Agreement”); and

WHEREAS, although HDC denies the claims made by Investor, the parties have heretofore engaged in substantial negotiations regarding the settlement of Investor’s potential claims and now wish to document the terms of the agreed settlement.

NOW, THEREFORE, for and in consideration of the promises, covenants, warranties and agreements set forth herein, and other good and valuable consideration, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.  Cash Payment to Investor.  Immediately upon execution of this Settlement Agreement, HDC shall  pay to Investor the sum of $1,280,000.  Of this amount,  (a) $145,625 shall be paid in immediately available funds to the account of Wilson Sonsini Goodrich & Rosati, PC, counsel to Investor, and (b) the remainder shall be paid as a credit against the exercise price of the Existing Warrants, pursuant to the provisions of Section 2.

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* Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

2.  Warrant Exercise.  Immediately upon execution of this Settlement Agreement, Investor shall exercise (and by execution of this Settlement Agreement shall be deemed to have exercised) in full warrants to purchase 6,875,000 shares of HDC common stock  upon such terms as are set forth in the warrants (such exercise thereby exhausting the remaining face amount of the warrants and making any purported exercise of same said warrants at any future time invalid), including the immediate payment of $1,134,375, representing the aggregate exercise price therefor, which were granted by HDC to Investor in connection with the transactions contemplated by the Purchase Agreement (the “Existing Warrants”).  The shares of HDC common stock received upon the exercise of the Existing Warrants are hereinafter known as “Warrant Shares.”  In connection with the exercise of the Existing Warrants, Investor shall within five business days surrender the Existing Warrants to HDC and HDC shall deliver the Warrant Shares electronically to Investor, within five Business Days of the date of this Settlement Agreement.

3.  Grant of Additional Warrants.  Immediately upon execution of this Settlement Agreement, HDC shall issue a new warrant to Investor to purchase 6,875,000 shares of HDC common stock with an exercise price of $0.17 per share and an exercise period of 24 months from the date of this Settlement Agreement (the “Settlement Warrant”), in the form attached hereto as Exhibit A.   HDC shall deliver the Settlement Warrant to Investor within five Business Days of the date of this Settlement Agreement.  Upon the exercise of the Settlement Warrant, or any portion thereof, if the underlying shares of HDC common stock are subject to an effective registration statement under the Securities Act of 1933 or if the underlying shares of common stock are saleable under Rule 144 issued pursuant to the Securities Act of 1933, HDC shall deliver the underlying shares of common stock electronically in the name of Investor through the DTC.

4.  Registration Rights.  The Parties acknowledge that HDC is presently obligated to file a registration statement (the “ Registration Statement’) under the Securities Act of 1933, as amended (the “Securities Act”), for another shareholder of HDC.  Subject to the Investor’s prompt provision to HDC of all information requested by HDC for inclusion in the Registration Statement as provided below, HDC shall include all of the shares of common stock underlying the Settlement Warrant in the Registration Statement (and any related qualification under blue sky laws or other compliance), and shall file the Registration Statement with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act no later than 120 days following the execution of this Settlement Agreement.  Investor shall promptly provide HDC with all information requested by HDC for inclusion in the Registration Statement.  HDC shall use its commercially reasonable efforts (a) to cause the Registration Statement to be declared effective by the SEC under the Securities Act of 1933 and (b) to maintain the effectiveness of the Registration Statement until such time as the registration rights under this Section 4 expire  (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act).  The registration rights granted under this Section 4 shall expire as soon as the shares of common stock underlying the Settlement Warrant are saleable under the provisions of Rule 144(k) promulgated pursuant to the Securities Act of 1933.  All expenses incurred in connection with registrations pursuant to this Section 4 shall be borne by HDC; provided, however that HDC shall not be required to reimburse Investor for any expenses incurred by Investor in making requests and providing information under this Section 4, including, without limitation, any attorney’s fees and expenses, nor shall HDC be required to reimburse Investor for any underwriting discounts and commissions, brokerage commissions or transfer taxes.

5.  Conversion of Existing Shares into DTC Book-Entry Format.  HDC shall cause its transfer agent to convert all paper shares of HDC’s common stock currently owned by Investor (as reflected in Exhibit C) into electronic shares (such conversion to be at a 1:1 ratio).  Investor shall provide to HDC or its transfer agent such stock certificates and other information as HDC or the transfer agent may reasonably request to effect such conversion and recordation.

6.  Investor’s General Release and Covenant Not to Sue.  For itself and its successors, assigns, agents, managers, managing members, partners (including limited partners, but solely in their role as limited partners of Investor), officers, directors and representatives, Investor hereby releases HDC and all of its predecessors, successors, assigns, affiliates, subsidiaries, parents, current and former directors, employees, agents, accountants, attorneys, and other representatives of any kind, including without limitation the persons listed on Exhibit B attached hereto (all such persons or entities, including without limitation those listed on Exhibit B, referred to as the “HDC Released Parties”) from and as to any and all liability, claims, actions, causes of action, suits, and demands, whether in law or in equity, whether known to Investor or unknown, whether ex contractu or ex delicto, for damages of every kind, character or description, costs, expenses, compensation, consequential damages, attorney’s fees and expenses of litigation and any damages for fraud or misrepresentation, or any other thing whatsoever (including, without limitation, any claims arising out of or in any way pertaining to the letters drafted by Investor or its counsel, whether asserted by Investor under the Purchase Agreement, under any purchase agreement related to the shares of HDC’s Series B Preferred Stock or otherwise), from the beginning of time to the date of this Settlement Agreement (all such liabilities, claims, actions, causes of action, suits, and demands, whether in law or in equity, whether known or unknown, whether ex contractu or ex delicto, referred to as the “Investor Claims”).  Investor agrees that this release is to be construed in its broadest possible sense to release the HDC Released Parties from the Investor Claims.  In addition, Investor covenants not to sue any of the HDC Released Parties for any Investor Claims.  The Parties agree this general release and covenant not to sue does not relate to any potential non-performance by HDC under this Settlement Agreement or claims arising from conduct after the execution of this Settlement Agreement, unless otherwise barred by Section 8.

7.  HDC’s General Release and Covenant Not to Sue.  For itself and its successors, assigns, agents, principals, officers, directors and representatives, HDC hereby releases Investor and all of its predecessors, successors, assigns, affiliates, subsidiaries, parents, current and former directors, managers, managing members, partners (including limited partners in their respective roles as limited partners), officers and employees, agents, accountants, attorneys, and other representatives of any kind (all such persons or entities referred to as the “Investor Released Parties”) from and as to any and all liability, claims, actions, causes of action, suits, and demands, whether in law or in equity, whether known to HDC or unknown, whether ex contractu or ex delicto, for damages of every kind, character or description, costs, expenses, compensation, consequential damages, attorney’s fees and expenses of litigation and any damages for fraud or misrepresentation, or any other thing whatsoever, from the beginning of time to the date of this Settlement Agreement (all such liabilities, claims, actions, causes of action, suits, and demands, whether in law or in equity, whether known or unknown, whether ex contractu or ex delicto, referred to as the “HDC Claims”).  HDC agrees that this release is to be construed in its broadest possible sense to release the Investor Released Parties from the HDC Claims.  In addition, HDC, its directors and officers covenant not to sue any Investor Released Parties for any HDC Claims.  The Parties agree this general release and covenant not to sue does not relate to any potential non-performance by Investor under this Settlement Agreement or to claims arising from conduct after the execution of this Settlement Agreement.

8.  Waiver of Purchase Agreement Rights.  Effective as of the date of this Settlement Agreement, Investor, on behalf of itself and its successors, assigns, agents, managers, managing members, partners (including limited partners, but solely in their role as limited partners of Investor), officers, directors and representatives, hereby forever waives any rights that may inure to its benefit under the Purchase Agreement in any future period, including, without limitation, any rights under Sections 4.6, 4.8, 4.9, 4.10 and 4.12 of the Purchase Agreement.  Investor agrees that these waivers are to be construed in their broadest possible sense and Investor further covenants that it shall not assert any claims under the Purchase Agreement nor shall it sue HDC or any other person or entity, for any claim that purportedly arises under the Purchase Agreement, including those arising in the future.

9.  Standstill Agreement.  From the date this Settlement Agreement is executed until the fifth anniversary thereof, neither Investor nor any of its managers, managing members, officers, directors or representatives, shall (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any assets or securities of HDC (including any beneficial ownership thereof), any rights or options to acquire any assets or securities of HDC (including any beneficial ownership thereof) or otherwise seek to acquire voting or economic rights in HDC securities (but not including the receipt of the Warrant Shares, the Settlement Warrant, or the common stock upon the exercise of the Settlement Warrant; voting or economic rights associated with the forgoing; and any rights to additional securities to which Investor may be entitled based on its ownership of the foregoing, whether by stock split, reverse stock split, stock dividend or otherwise); (b) except at the specific written request of HDC, acting through a vote of a majority of its board of directors, propose to enter into, directly or indirectly, any merger, tender offer, exchange offer, recapitalization or any other business combination involving HDC; (c) solicit any proxies or consents to vote any securities of HDC; (d) engage in short selling the common stock of HDC or otherwise enter into any agreement or arrangement with any person for the purposes of short selling the common stock of HDC; (e) otherwise act, alone or in concert with others, to seek materially to control or influence the management, board of directors, or policies of HDC; (f) voluntarily cooperate with any party seeking to articulate or assert claims against HDC, whether similar to the Investor Claims or otherwise unless such claims arise from conduct occurring after the date of this Agreement, do not arise from the Purchase Agreement and have not otherwise been waived or released by Investor under this Agreement (provided, however, that in the event Investor is involuntarily compelled to cooperate with a third party, Investor shall comply with the provisions of Section 12 of the Settlement Agreement by giving notice to HDC);  (g) disclose any intention, plan, or arrangement inconsistent with the foregoing; or (h) advise, assist, or encourage any other persons in connection with any of the foregoing.  Notwithstanding the foregoing, in the event Investor sells securities of HDC that it holds as of the date of execution of the Settlement Agreement (as reflected on Exhibit C) or sells the shares underlying the Existing Warrants, it shall not be precluded from acquiring securities of HDC up to the aggregate amount (in terms of shares) of those that it sold  (with any re-purchased shares then being deemed to be shares reflected on Exhibit C or underlying the Existing Warrants for purposes of this provision); provided that the number of shares available for repurchase under this sentence shall be adjusted to reflect any split, reverse split or other such adjustment in HDC’s common stock following the date of any such sale.

10.  Investor’s Current Ownership in HDC.  Investor represents and warrants that it, its principals and its affiliates beneficially own such securities of HDC as set forth on Exhibit C attached hereto.

11.  No Admission of Liability.  The execution of this Settlement Agreement by the Parties hereto and the performance of the obligations stated and contemplated hereby do not constitute an admission of any obligation or liability by any Party to any other Party, but represent only a desire by the Parties to buy their peace, to compromise and settle complex and contested issues and avoid the expense and uncertainty of litigation.  The Parties explicitly deny any and all liability with regard to all allegations and claims that are subject to this Settlement Agreement.

12.  Confidentiality.  The Parties and their counsel represent and agree that upon execution of this Settlement Agreement, they will keep the terms, amount, and facts of this Settlement Agreement, including any exhibits hereto, as well as any theories of recovery articulated in any of Investor’s letters or otherwise, completely confidential, and that they will not hereafter voluntarily disclose any information in any form, directly or indirectly, concerning this Settlement Agreement, to any person, entity, or governmental body.  The Parties agree that in response to any inquiries, they will state only that the claims have been resolved.  Notwithstanding the foregoing, nothing in this Settlement Agreement shall prohibit the Parties from disclosing such terms to their legal, financial or tax advisers, or as otherwise required by law (including, without limitation, HDC’s obligations to make public disclosures under the Securities Act, or the Securities Exchange Act of 1934, as amended,  and Investor’s disclosure to its limited partners, which shall be limited to the disclosure set forth in Exhibit D) or to enforce the terms of this Settlement Agreement.   In the event disclosure of the terms of this Settlement Agreement through production of documents or by testimony is the subject of a legal demand asserted with the authority and jurisdiction of a court or governmental entity, the Party receiving such demand in the form of a subpoena, court order, or other request sanctioned by law shall promptly notify the other Party of such demand by written notice to provide the other Party with an opportunity to quash or defend against any disclosure of any kind concerning this Settlement Agreement within the time prescribed by law.  In the event of any disclosure, all reasonable efforts will be used to provide only such information as is required.  Particular efforts shall be made to maintain the confidentiality of, or to avoid the public disclosure of, the identity of Investor.

13.  No Disparagement.  The Parties acknowledge and agree that they will not intentionally make any disparaging, libelous, slanderous or defamatory statements directly or indirectly in any form against the other Party and any of their employees, officers, executives, attorneys, affiliates, agents and representatives, and that they shall instruct their employees, officers, executives, attorneys, affiliates, agents and representatives not to make any such statements.

14.  Each Party Bears Own Costs.  Each Party shall bear its own respective costs relating to this settlement, including the costs of its respective attorneys.

15.  Advice of Attorneys; No Presumption Against Drafting Party.  The Parties hereto have entered into this Settlement Agreement freely, each upon the advice of attorneys of their own choosing.  Each Party acknowledges that it fully understands the terms of the Settlement Agreement.  The releases provided herein are given voluntarily and are not based upon any representations or statements of any kind by any Party, or representative of any Party, as to the merit, legal liability, or value of any claim or claims released herein, or any other matter relating thereto.  If an ambiguity or question of intent arises with respect to any provision or provisions of this Settlement Agreement, the Settlement Agreement will be construed as if drafted jointly by the Parties and no presumption of burden of proof will arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Settlement Agreement.

16.  No Waiver of Third-Party Claims.  Except for those persons as to whom HDC has provided a general release under Section 7 hereof, HDC is not waiving its rights, and this Settlement Agreement shall in no way bar or prohibit HDC from asserting claims, against any third-party relating to the Investor Claims or other allegations asserted by Investor, including, but not limited to, any claims by HDC against third-parties for indemnification, subrogation or contribution.

17.  Governing Law; Forum.  This Settlement Agreement shall be deemed an agreement made and to be performed in the State of Georgia and shall be construed in accordance with the laws of the State of Georgia, without regard to conflict of laws provisions. The Parties consent to the exclusive jurisdiction and venue of the United States District Court for the Northern District of Georgia (provided that if jurisdiction is not proper in federal court, the parties consent to the exclusive jurisdiction and venue of the superior and state courts sitting within Fulton County, Georgia), with respect to any and all disputes arising hereunder and with respect to the enforcement of this Settlement Agreement.  The Parties hereby waive any objection that the forum is inconvenient.

18.  Remedies.  The Parties agree damages would not be an adequate remedy if one Party does not take the actions required under this Settlement Agreement and each Party agrees the other shall be entitled to seek equitable relief from the United States District Court for the Northern District of Georgia (provided that if jurisdiction is not proper in federal court, the parties consent to the exclusive jurisdiction and venue of the superior and state courts sitting within Fulton County, Georgia).  Furthermore, each Party agrees that it will reimburse the other Party for the other Party’s reasonable legal costs and expenses actually incurred by the other Party related to any breach by the first Party of this Settlement Agreement upon a final judicial determination that such first Party breached this Settlement Agreement.

19.  Multiple Counterparts.  This Settlement Agreement may be executed in multiple original counterparts, each of which will be deemed an original and together shall constitute one document.  In addition, the Parties agree that facsimile signatures shall be acceptable to evidence the Parties’ assent to this Settlement Agreement.

20.  Entire Understanding.  This Settlement Agreement, along with the agreements, instruments and schedules attached as exhibits hereto (including the Settlement Warrant), contains the entire understanding and agreement by and between the Parties hereto and is intended to settle all claims and disputes related to or arising out of the matters in the Investor Claims and HDC Claims.  This Settlement Agreement, including the exhibits, supersedes any prior understandings or agreements, whether oral or written, and none of the Parties is relying on any promises, representations, communications, statements, assertions, declarations, omissions, agreements, arrangements or understandings, oral or written, that are not fully expressed herein.  Additionally, the consideration recited herein is the full, complete and entire consideration for this Settlement Agreement, and there is no further consideration to be paid or exchanged by any Party to any other Party other than as recited herein.

21.  No Transfer of Claims; Capacity.  Each of the Parties to this Settlement Agreement hereby represents and warrants that it has not assigned or otherwise transferred to any other person (including, without limitation, the limited partners of Investor in their capacity as limited partners thereto) any interest in the claims, demands, obligations, or causes of action released herein and that such Party has the authority and the proper approval to execute this Settlement Agreement and that the undersigned representative of each Party is acting within the scope of his authority to enter into and execute this Settlement Agreement.

22.  Successors and Assigns.  This instrument shall be binding upon each of the Parties, their successors, representatives, officers, directors, agents, employees and assigns.

23.  Notices.  For purposes of this provision, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Georgia.  Any notice required to be provided pursuant to this Settlement Agreement shall be in writing and shall be deemed given (a) if by hand delivery, upon receipt thereof, (b) if mailed, three Business Days after deposit in the U.S. mails, postage prepaid, registered or certified mail, return receipt requested, (c) if sent by nationally recognized overnight courier, one Business Day after deposit therewith or (d) if faxed, upon completion of the facsimile transmission, as verified by a printout showing satisfactory transmission, except that should a facsimile be sent on a non-Business Day or after 5:00 pm on a Business Day, receipt shall be deemed to occur on the next Business Day.  Any party giving notice shall send courtesy copies of such notice by email (with any applicable forms attached thereto).  All notices shall be addressed to the Parties at the respective addresses indicated below:

If to HDC:
Health Discovery Corporation
2 East Bryan Street, Suite #601
Savannah, Georgia 31401
Attn:           Steven Barnhill
Facsimile:  (912) 443-1989
Email:  sbarnhill@healthdiscoverycorp.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough, LLP
201 17th Street NW
Suite 1700
Atlanta, GA 30363
Attn: Jeffrey A. Allred
Facsimile:  (404) 322-6050
Email:  jeff.allred@nelsonmullins.com

If to the Investor:

†

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, PC
1301 Avenue of the Americas
40th Floor
New York, New York 10019-6022
Attn: Michael S. Winograd
Facsimile:  (212) 999-5899
Email:  mwinograd@wsgr.com

Each Party shall promptly notify the other Party of any address change.

[Signatures appear on the following page.]
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† Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed as of the date and year first set forth above.

HEALTH DISCOVERY CORPORATION

By:

Print:

Title:

‡

By:

Print:

Title:
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‡ Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission